UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024 (March 1, 2024)

Pedro’s List, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-201215	32-0450509
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 West Charleston Blvd.

Suite 170-174

Las Vegas, NV 89135

(Address of principal executive offices, including zip code.)

(702) 985-7544
(Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PEDRO’S LIST, INC.

Form 8-K

Current Report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2024, Mr. Andrew Birnbaum (“Mr. Birnbaum”) informed Pedro’s List, Inc. (the “Company”) of his resignation from the positions of Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, and Director of the Company effective March 1, 2024 (the “Effective Date”). Mr. Birnbaum’s resignation did not arise from any disagreement on any matter relating to the operations, policies, or practices of the Company. A copy of Mr. Birnbaum’s written correspondence is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On the Effective Date, the Board has appointed Dr. Abdul Saddiqui (“Dr. Saddiqui), a current member the Company’s Board of Directors, as its Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary and Dr. Saddiqui has agreed to such appointments to become effective March 1, 2024. Dr. Saddiqui has served as member the Company’s Board of Directors since October 2022. Dr. Saddiqui has no familial relationships with the Company and there have been no reportable related party transactions between the Company and Dr. Saddiqui.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Resignation letter of Mr. Andrew Birnbaum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2024

PEDRO’S LIST, INC.

By: /s/ Abdul Saddiqui
Dr. Abdul Saddiqui
President & CEO